Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	David Green
	SCR Partners		(615) 587-7728
	(615) 760-1104		David.Green@contactAAC.com
IR@contactAAC.com

AAC Holdings, Inc. Reports Second Quarter 2015 Results

BRENTWOOD, Tenn. – (July 29, 2015) AAC Holdings, Inc. (NYSE: AAC) announced its results for the second quarter ended June 30, 2015. All comparisons included in this release are for the second quarter of 2015 to the second quarter of 2014 unless otherwise noted.

Second Quarter 2015 Financial Highlights:

•	Revenues increased 85% to $53.8 million

•	Earnings per diluted share increased 767% to $0.26 from $0.03

•	Adjusted earnings per diluted share increased 371% to $0.33 from $0.07

•	Net income available to stockholders increased 981% to $5.6 million from $0.5 million

•	Adjusted EBITDA increased 230% to $14.0 million from $4.2 million

•	Client admissions increased 62% to 1,806

•	Average daily residential census increased 42% to 539

•	Outpatient visits totaled 2,634 compared to zero measured previously

•	Average net daily residential revenue increased 17% to $918

De Novo, Acquisition and Corporate Highlights:

•	De novo pipeline remains strong with a total of 420 beds and total investment of $63.5 million

•	Announced facility acquisitions totaling $37.0 million and annualized revenue of $13.4 million

•	Subsequent to quarter-end, on July 2, 2015, the Company acquired Referral Solutions Group and Taj Media for an aggregate of $35 million in cash and $25 million in stock to increase marketing capabilities and inbound call volume and enhance AAC’s national brand

Revenues in the second quarter of 2015 increased to $53.8 million compared with $29.1 million in the prior-year period and $42.8 million in the first quarter of 2015. Net income available to stockholders increased to $5.6 million, or $0.26 per diluted share, in the second quarter of 2015 compared with $0.5 million, or $0.03 per diluted share, in the prior-year period and $2.0 million, or $0.10 per diluted share, in the first quarter of 2015. Adjusted net income available to stockholders increased to $7.1 million, or $0.33 per diluted share, compared with $1.1 million, or $0.07 per diluted share, in the prior-year period and $3.2 million, or $0.15 per diluted share, in the first quarter of 2015. Adjusted EBITDA increased to $14.0 million compared with $4.2 million in the prior-year period and $8.2 million in the first quarter of 2015. Adjusted net income available to stockholders and Adjusted EBITDA are non-GAAP financial measures. A table reconciling both measures to net income is included in this release.

“Operating metrics for the second quarter continued to outpace our expectations with strong inpatient and outpatient census, client admissions and lab volumes leading to a 230% increase in Adjusted EBITDA,” noted Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings. “On the clinical front, our partnership with the Centerstone Institute to conduct clinical outcome studies is progressing well, and the strong reception from the rollout of an integrated outpatient services offering in Las Vegas and Arlington reinforces our plans for new outpatient centers across the country. We secured and completed several strategic investments in the quarter as well as made progress with our de novo pipeline that not only will diversify our business but also help us increase inbound demand for an inpatient bed count projected to exceed 1,200 beds by the end of 2016.”

De Novo Activity and Pipeline

In April 2015, the Company completed the acquisition of an 84-bed hospital near Laguna Beach, California for an aggregate of $13.5 million. AAC began renovation of the facility in the second quarter of 2015 and has applied for a license to operate the facility as a Chemical Dependency Recovery Hospital. The Company anticipates it will invest an additional approximately $5.0 million for renovations and construction and has targeted completion for the first half of 2016.

In April 2015, the Company received licensure for its new $2.4 million outpatient center in Arlington, Texas and began treating clients in the second quarter of 2015. The new outpatient center provides step-down capacity for AAC’s Greenhouse residential facility.

The Company began performing quantitative and confirmatory lab testing for California and Rhode Island in April 2015. AAC also began an 8,000-square-foot expansion of its lab in Brentwood that it expects to complete in the third quarter of 2015.

The Company expects to begin operations at River Oaks, the 164-bed, $18.1 million residential facility near Tampa, Florida, in the fourth quarter of 2015.

Acquisition Activity

In April 2015, the Company completed the acquisition of Clinical Services of Rhode Island, an operator of three outpatient treatment facilities in Greenville, Portsmouth and South Kingstown, Rhode Island, for $665,000 in cash and 42,460 shares of the Company’s common stock.

In April 2015, the Company acquired certain marketing intangible assets with a value of $1.1 million for cash consideration of $0.5 million and 17,110 shares of the Company’s common stock.

In May 2015, the Company entered into a definitive agreement to acquire the assets of The Oxford Centre, an operator of a 76-bed residential treatment facility on 110 acres in Etta, Mississippi, and three outpatient centers in Oxford, Tupelo and Olive Branch, Mississippi, for $35.0 million in cash. The acquisition is expected to be completed during the third quarter of 2015.

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In July 2015, the Company acquired Referral Solutions Group, a leading online publisher in the substance abuse treatment industry with a comprehensive portfolio of websites and marketing assets, for $32.5 million in cash and 540,193 shares of the Company’s common stock. The Company also acquired Taj Media, a premier digital marketing agency with significant experience in the substance abuse treatment industry, for $2.2 million in cash and 37,253 shares of the Company’s common stock.

Balance Sheet and Cash Flows from Operations

As of June 30, 2015, AAC Holdings’ balance sheet reflected cash and cash equivalents of $45.0 million and total debt of $75.9 million. Capital expenditures in the second quarter of 2015 totaled $8.5 million (excluding the acquisition of the 84-bed hospital property near Laguna Beach, California). Cash flows provided by operations totaled $9.1 million for the second quarter of 2015 compared with cash flows used by operations of $0.8 million in the prior-year period and cash flows used by operations of $2.5 million in the first quarter of 2015. Days sales outstanding (DSO) was 80 for the second quarter of 2015 compared with 83 for the prior-year period and 79 for the first quarter of 2015.

2015 Outlook

Based on the second quarter performance and its outlook for the second half of the year, the Company is increasing its guidance for 2015. This outlook does not include the impact of Sunrise House Foundation, The Oxford Centre, or any future acquisitions, transaction-related costs, and expenses related to legal defenses in California. Revenues for the full year 2015 are expected to be in the range of $185 million to $195 million; Adjusted EBITDA is expected to be in the range of $40 million to $42 million; and Adjusted Earnings per Diluted Share is expected to be in the range of $0.75 to $0.80.

These estimates are based on acquisitions closed to date; utilization of the current 587 inpatient beds to remain in the 85% to 90% range for 2015; average daily residential revenue to be in the low-to-mid $900-range; benefit from our new outpatient centers; an economic benefit from the new River Oaks facility in the fourth quarter of 2015; an annual effective tax rate of 38% to 40%; and approximately 21.8 million diluted weighted-average shares outstanding.

Earnings Conference Call

The Company will host a conference call and live audio webcast, both open for the general public to hear, on Wednesday, July 29, 2015, at 6:30 p.m. ET to discuss second quarter results and business highlights. The number to call for this interactive teleconference is (412) 542-4144. A replay of the conference call will be available through August 5, 2015, by dialing (412) 317-0088 and entering the replay access code: 10069750.

The live audio webcast of the Company’s quarterly conference call will be available online in the Investor Relations section of the Company’s website at www.americanaddictioncenters.com. The online replay will be available in the Investor Relations section of the Company’s website one hour after the call.

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About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat adults as well as adolescents who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We operate 12 substance abuse treatment facilities and one mental health facility specializing in binge eating disorders. Located throughout the United States, these facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.com or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and quantitative lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of pending acquisitions and the integration thereof; (vi) our failure to achieve anticipated financial results from contemplated acquisitions; (vii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisitions; (viii) a disruption in our ability to perform diagnostic drug testing services; (ix) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (x) a disruption in our business related to the recent indictment of certain of our subsidiaries and current and former employees; and (xi) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

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AAC HOLDINGS, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

Unaudited

(Dollars in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2015	June 30, 2015	June 30, 2014	June 30, 2015
Revenues	$29,120	$42,823	$53,784	$59,203	$96,607
Operating expenses
Salaries, wages and benefits	12,580	18,374	19,733	24,124	38,107
Advertising and marketing	3,789	4,618	5,119	7,079	9,737
Professional fees	2,398	1,469	1,861	4,895	3,330
Client related services	2,754	2,915	3,478	5,211	6,393
Other operating expenses	2,828	4,813	5,536	5,551	10,349
Rentals and leases	470	700	1,159	940	1,859
Provision for doubtful accounts	2,115	3,382	4,177	6,288	7,559
Litigation settlement	240	20	1,500	240	1,520
Depreciation and amortization	1,151	1,340	1,676	2,228	3,016
Acquisition-related expenses	—	998	982	—	1,980

Total operating expenses	28,325	38,629	45,221	56,556	83,850

Income from operations	795	4,194	8,563	2,647	12,757
Interest expense	351	741	482	705	1,223
Other expense (income), net	(27)	(11)	(49)	15	(60)

Income before income tax expense	471	3,464	8,130	1,927	11,594
Income tax expense	244	1,345	3,014	859	4,359

Net income	227	2,119	5,116	1,068	7,235
Less: net loss attributable to noncontrolling interest	490	600	439	668	1,039

Net income attributable to AAC Holdings, Inc. stockholders	717	2,719	5,555	1,736	8,274
BHR Series A Preferred Unit dividend	(203)	(147)	—	(203)	(147)
Redemption of BHR Series A Preferred Units	—	(534)	—	—	(534)

Net income available to AAC Holdings, Inc. common stockholders	$514	$2,038	$5,555	$1,533	$7,593

Basic earnings per common share	$0.03	$0.10	$0.26	$0.10	$0.36
Diluted earnings per common share	$0.03	$0.10	$0.26	$0.10	$0.36
Weighted-average shares outstanding:
Basic	15,462,317	21,189,385	21,293,512	14,942,014	21,241,839
Diluted	15,491,499	21,312,788	21,487,816	14,995,422	21,376,210

AAC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(Dollars in thousands)

	December 31,	June 30,
	2014	2015
Assets
Current assets
Cash and cash equivalents	$48,540	$45,021
Accounts receivable, net of allowances	28,718	47,336
Deferred tax assets	1,214	844
Prepaid expenses and other current assets	1,450	4,465

Total current assets	79,922	97,666

Property and equipment, net	49,196	82,196
Goodwill	12,702	24,962
Intangible assets, net	2,935	4,010
Other assets	1,197	1,431

Total assets	$145,952	$210,265

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities
Accounts payable	$2,001	$6,908
Accrued liabilities	10,411	17,983
Current portion of long-term debt	2,570	3,685
Current portion of long-term debt – related party	1,787	1,542

Total current liabilities	16,769	30,118
Deferred tax liabilities	1,479	303
Long-term debt, net of current portion	24,097	70,641
Long-term debt—related party, net of current portion	187	—
Other long-term liabilities	431	2,751

Total liabilities	42,963	103,813

Commitments and contingencies
Mezzanine equity including noncontrolling interest	7,848	—
Stockholders’ equity of AAC Holdings, Inc.	97,474	109,824
Noncontrolling interest	(2,333)	(3,372)

Total stockholders’ equity including noncontrolling interest	95,141	106,452

Total liabilities, mezzanine equity and stockholders’ equity	$145,952	$210,265

AAC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(Dollars in thousands)

	Six Months Ended June 30,
	2014	2015
Cash flows from operating activities:
Net income	$1,068	$7,235
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for doubtful accounts	6,288	7,559
Depreciation and amortization	2,228	3,016
Equity compensation	1,112	2,874
Amortization of discount on notes payable	17	—
Amortization of debt issuance costs	—	85
Deferred income taxes	(39)	(807)
Changes in operating assets and liabilities:
Accounts receivable	(7,904)	(25,427)
Prepaid expenses and other assets	(1,101)	(229)
Accounts payable	958	4,865
Accrued liabilities	(2,585)	7,327
Other long term liabilities	(72)	95

Net cash provided by (used in) operating activities	(30)	6,593

Cash flows from investing activities:
Purchase of property and equipment	(8,868)	(34,087)
Issuance of notes and other receivables - related parties	(488)	—
Collection of notes and other receivables - related parties	250	—
Acquisition of subsidiaries, net of cash acquired	(3,351)	(13,740)
Escrow funds held on acquisition	—	(511)
Purchase of intangible assets	—	(540)
(Purchase) / sale of other assets, net	(158)	153

Net cash used in investing activities	(12,615)	(48,725)

Cash flows from financing activities:
Proceeds from revolving line of credit, net	500	—
Proceeds from long-term debt	3,850	73,802
Payments on long-term debt and capital leases	(2,288)	(25,520)
Repayment of long-term debt — related party	(404)	(195)
Repayment of subordinated notes payable	—	(945)
Repurchase of common stock	(116)	—
Proceeds from sale of common stock — private placement	6,089	—
Proceeds from sale of BHR Series A Preferred Units	8,203	—
Redemption of BHR Series A Preferred Units	(1,825)	(8,529)
Dividends paid	(79)	—
Distributions to noncontrolling interest	(915)	—

Net cash provided by financing activities	13,015	38,613

Net change in cash and cash equivalents	370	(3,519)
Cash and cash equivalents, beginning of period	2,012	48,540

Cash and cash equivalents, end of period	$2,382	$45,021

AAC Holdings, Inc.

Operating Metrics

Unaudited

	Three Months Ended
	June 30, 2014	March 31, 2015	June 30, 2015
Operating Metrics:
Average daily residential census[1]	379	480	539
Outpatient visits[2]	—	1,588	2,634
Average daily residential revenue[3]	$844	$974	$1,003
Average net daily residential revenue[4]	$783	$896	$918
New admissions[5]	1,112	1,515	1,806
Bed count at end of period[6]	427	580	587
Days sales outstanding (DSO)[7]	83	79	80

[1]	Includes client census at all of our owned and leased residential facilities, including FitRx.
[2]	Represents the total number of outpatient visits at our stand-alone outpatient centers during period.
[3]	Average daily residential revenue is calculated as total revenues from all of our owned and leased residential facilities, including FitRx, during the period divided by the product of the number of days in the period multiplied by average daily residential census.
[4]	Average net daily residential revenue is calculated as total revenues from all of our owned and leased residential facilities, including FitRx, less provision for doubtful accounts during the period, divided by the product of the number of days in the period multiplied by average daily residential census.
[5]	Includes total client admissions at our owned and leased residential facilities, including FitRx, for the period presented.
[6]	Bed count at end of period includes all beds at owned and leased inpatient facilities, including FitRx. In the first quarter of 2015, we added 31 beds at our Forterus location and 56 beds with the completion of the acquisition of Recovery First. In the second quarter of 2015, we added 7 beds at our Recovery First location.
[7]	Revenues per day is calculated by dividing the revenues for the period by the number of days in the period. Days sales outstanding is then calculated as accounts receivable, net of allowance for doubtful accounts, at the end of the period divided by revenues per day.

AAC Holdings, Inc.

Supplemental Reconciliation of Non-GAAP Disclosures

Unaudited

(Dollars in thousands, except per share amounts)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2015	June 30, 2015	June 30, 2014	June 30, 2015
Net Income	$227	$2,119	$5,116	$1,068	$7,235
Non-GAAP Adjustments:
Interest expense	351	741	482	705	1,223
Depreciation and amortization	1,151	1,340	1,676	2,228	3,016
Income tax expense	244	1,345	3,014	859	4,359
Stock-based compensation and related tax reimbursements	1,071	1,633	1,241	1,776	2,874
Litigation settlement	240	20	1,500	240	1,520
Reorganization expense	860	—	—	860	—
Acquisition-related expense	—	998	982	—	1,980
De novo start-up expense	96	—	—	96	—
Adjusted EBITDA	$4,240	$8,196	$14,011	$7,832	$22,207

Reconciliation of Adjusted Net Income Available to AAC Holdings, Inc. Common Stockholders to Net Income Available to AAC Holdings, Inc. Common Stockholders

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2015	June 30, 2015	June 30, 2014	June 30, 2015
Net income available to AAC Holdings, Inc. common stockholders	$514	$2,038	$5,555	$1,533	$7,593
Non-GAAP Adjustments:
Litigation settlement	240	20	1,500	240	1,520
Reorganization expense	860	—	—	860	—
Acquisition-related expense	—	998	982	—	1,980
De novo start-up expense	96	—	—	96	—
Redemption of BHR Series A Preferred Units	—	534	—	—	534
Income tax effect of non-GAAP adjustments	(620)	(395)	(920)	(533)	(1,315)

Adjusted net income available to AAC Holdings, Inc. common stockholders	$1,090	$3,195	$7,117	$2,196	$10,312

Weighted-average shares outstanding - diluted	15,491,499	21,312,788	21,487,816	14,995,422	21,376,210

Adjusted diluted earnings per share	$0.07	$0.15	$0.33	$0.15	$0.48

Adjusted EBITDA, adjusted net income available to AAC Holdings, Inc. common stockholders, and adjusted diluted earnings per share (herein collectively referred to as “Non-GAAP Disclosures”) are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.

Management defines Adjusted EBITDA as net income adjusted for interest expense, depreciation and amortization expense, income tax expense, stock-based compensation and related tax reimbursements, litigation settlement, reorganization expense (which includes certain reorganization transactions completed in April 2014 (the “Reorganization Transactions”) and expenses associated with the amendment and restatement of our prior credit facility in April 2014), acquisition-related expense and de novo start-up expense. Where applicable, these include professional services for accounting, legal, valuation services and licensing expenses.

Management defines Adjusted Net Income Available to AAC Holdings, Inc. common stockholders as net income available to AAC Holdings, Inc. common stockholders adjusted for the redemption of BHR Series A Preferred Units, litigation settlement, reorganization expense (which includes the Reorganization Transactions and expenses associated with the amendment and restatement of our prior credit facility in April 2014), acquisition-related expense and de novo start-up expense and the income tax effect of the non-GAAP adjustments at the then applicable effective tax rate.

The Non-GAAP Disclosures are considered supplemental measures of the Company’s performance and are not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. The Non-GAAP Disclosures are not measures of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP. Management has included information concerning Non-GAAP Disclosures because they believe that such information is used by certain investors as a measure of a company’s historical performance. Management believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA and Adjusted EBITDA when reporting their results. Because Non-GAAP Disclosures are not determined in accordance with GAAP, they are subject to varying calculations and may not be comparable to similarly titled measures of other companies. Management’s presentation of Non-GAAP Disclosures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.